                                                                    EXHIBIT 99.2

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                         REGISTRATION RIGHTS AGREEMENT

                       (MERIDIAN REALTY PARTNERS, L.P.)



                        MERIDIAN INDUSTRIAL TRUST, INC.

                                      and

                               KENDALL ONTARIO I



                                August 20, 1998


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                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the __ day of August, 1998 by and between MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation (the "Company"), and KENDALL ONTARIO I, a California general partnership (the "Investor").

     WHEREAS, Meridian Realty Partners, L.P., a Delaware limited partnership of which MIT Unsecured, Inc., a wholly-owned subsidiary of the Company, is the sole general partner (the "Operating Partnership"), and the Investor are parties to various agreements of even date herewith (the "Concurrent Agreements") providing, among other things, for the issuance to the Investor of limited partnership interests ("OP Units") in the Operating Partnership upon the contribution of certain assets to the Operating Partnership, all of which OP Units, when surrendered for redemption may be acquired in exchange for shares of the Company's common stock (the "Common Stock"), subject to certain restrictions under the agreement of limited partnership of the Operating Partnership (the "OP Partnership Agreement") and the Company's charter;

     WHEREAS, in connection with the foregoing, the Company has agreed to register for sale by the Investor the shares of Common Stock received by the Investor in exchange for the OP Units that are surrendered for redemption (collectively, the "Registrable Shares"); and

     WHEREAS, the parties hereto desire to enter into this agreement to evidence the foregoing agreement of the Company and the mutual covenants of the parties relating thereto.

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     NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

     SECTION 1.  Certain Definitions. In this Agreement the following terms
                 -------------------
shall have the following respective meanings:


          "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the person specified.

          "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Common Stock" means the common stock of the Company.

          "Holders" means (i) the Investor, (ii) each Person holding OP Units as a result of a Permitted Transfer to that Person of OP Units made by the Investor in accordance with the provisions of the OP Agreement, and (iii) each Person holding Registrable Shares as a result of a transfer or assignment to that person of Registrable Shares made by the Investor in accordance with this Agreement.

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          "Indemnified Party" shall have the meaning ascribed to it in Section
     4(c) of this Agreement.

          "Indemnifying Party" shall have the meaning ascribed to it in Section 5(c) of this Agreement.

          "Permitted Transfer" means a transfer of OP Units that is in compliance with the terms and conditions of the OP Agreement.

          "Person" means an individual, corporation, partnership, estate, trust, association, private foundation, joint stock company or other entity.

          The terms "Register", "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement or an amendment to an existing registration statement in compliance with the Securities Act providing for the sale by the Holders of all Registrable Shares in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement or amendment by the Commission.

          "Registrable Shares" shall have the meaning ascribed to it in the recitals to this Agreement.

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          "Registration Expenses" means all out-of-pocket expenses (excluding
     Selling Expenses) incurred by the Company in complying with Section 2 hereof, including, without limitation, the following:

          (a)  All registration, filing and listing fees;

          (b) Fees and expenses of compliance with federal and state securities or real estate syndication laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities and real estate syndication qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may designate);

          (c) Printing (including, without limitation, expense of printing or engraving certificates for the Registrable Shares in a form eligible for deposit with Depositary Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses, messenger, telephone, shipping and delivery expenses;

          (d)  Fees and disbursements of counsel for the Company;

          (e) Fees and disbursements of all independent public accountants of the Company (including without limitation the expenses of any annual or special audit and "cold comfort" letters required by the managing underwriter);

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          (f)  Securities act liability insurance if the Company so desires;

          (g) Fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the Company;

          (h) Fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which the securities of the same class are then listed; and

          (i) Fees and expenses associated with any NASD filing required to be made in connection with the registration statement.

     "Rights" shall have the meaning ascribed to it in Section 7(a).

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

     "Selling Expenses" means all customary underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Shares.

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     SECTION 2.  Registration.
                 ------------

          (a) The Company shall prepare and file with the Commission on or prior to July 15, 1999 a registration statement on an appropriate form pursuant to Rule 415 under the Securities Act, or similar rule that may be adopted by the Commission, or an amendment to the Company's existing registration statement on Form S-3 (in either case, the "Registration Statement") for the purpose of effecting a Registration of the Registrable Shares, shall use all commercially reasonable efforts to effect such Registration on or prior to September 1, 1999 (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable state securities and real estate syndication laws), and shall keep such Registration continuously effective under the later of September 1, 2003 or the fourth anniversary of the date upon which the registration statement used to effect the Registration is first declared effective by the Commission, so as to permit or facilitate the sale and distribution of the Registrable Shares in accordance with the terms of this Agreement; provided, however, that the Company shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this Section 2 in any particular jurisdiction (other than California) in which the Company would be required to execute a general consent to service of process to effect such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction. The Company and the Investor agree that no offering by the Holders of Registrable Shares hereunder shall be an underwritten offering.

     Notwithstanding the foregoing, the Company shall have the right to defer such filing (or suspend sales under any filed registration statement or defer the updating of any filed registration statement and suspend sales thereunder) for a period of not more than 120 days during any one-year period ending on September 1 if the Company shall furnish to the Holders a certificate signed by the President or any other executive officer or any director of the Company stating that in the judgment of the Company it would be detrimental to the Company and its shareholders to file such registration statement at such time (or continue sales under a filed registration statement) and therefore the Company has elected to defer the filing of such registration statement (or suspend sales under a filed registration statement).

          (b) The Company shall promptly notify the Holders of the occurrence of the following events:

               (i) The filing with the Commission of the registration statement, any supplement to the prospectus or any amendment or post-effective amendment to the registration statement and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

               (ii) Any request by the Commission for amendments or post-effective amendments to the registration statement or supplements to the prospectus or for additional information;

               (iii) The issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation or threatening of any proceedings for that purpose;

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               (iv)  The suspension of an effective registration statement by the Company in accordance with the last paragraph of Section 2(a) above;

               (v) The Company's receipt of any notification of the suspension of the qualification of any shares of Common Stock covered by the registration statement for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and

               (vi) The existence of any event, fact or circumstance that results in the registration statement, the prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

The Company shall use its best effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement or any state qualification at the earliest possible moment.

          (c) The Company shall provide to each Holder, at no cost to the Holders, promptly upon the effectiveness thereof, five copies of the prospectus and any post-effective amendment or supplement thereto, together with a copy of the registration statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto including financial statements and schedules, all documents incorporated therein

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by reference and all exhibits thereto. The Company shall also provide the
Holders with such other documents as the requesting Holders may reasonably request necessary to facilitate the disposition of the Registrable Shares covered by such registration statement. The Company consents to the use of each prospectus or any supplement thereto by the Holders in connection with the offering and sale of the shares covered by such registration statement or any amendment thereto.

          (d) The Company shall use its best efforts to cause the shares covered by the registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such shares pursuant to the plan of distribution set forth in the registration statement.

          (e) If any event, fact or circumstance requiring an amendment to the registration statement or supplement to the prospectus shall exist, immediately upon becoming aware thereof the Company shall notify the Holders and, subject to the provisions of the last paragraph of Section 2(a), prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 2(e), each Holder will immediately discontinue the disposition of Registrable Shares pursuant to the Registration Statement until the Holder's receipt of the copies of the supplemented

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or amended prospectus contemplated by this Section 2(e) or further notification from the Company, as applicable, and, if so directed by the Company, the Holder shall deliver to the Company all copies, other than permanent file copies then in the Holder's possession, of the most recent prospectus covering such Registrable shares at the time of receipt of such notice.

          (f) The Company shall cause all Registrable Shares covered by the registration statement to be listed on each securities exchange on which securities of the same class are then listed.

          (g) The Company shall use its best efforts to comply with the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including in each case the rules adopted by the Commission thereunder, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of Registrable Shares shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

          (h) The Company shall cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Shares.

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     SECTION 3.  Expenses of Registration.
                 ------------------------

          The Holders shall bear the first $5,000 of Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 2 hereof pro rata in the proportion that the number of Registrable Shares held by the respective Holder registered thereby bears to the total number of Registrable Shares owned by all Holders registered thereby. The Holders shall not be obligated to pay in excess of $5,000 or Registration Expenses in connection with the registration (and related qualification and compliance) effected pursuant to this Agreement. All Selling Expenses incurred by a Holder in connection with the sale of Registrable Shares shall be borne by such Holder, and no other Holder shall have any responsibility therefor. Each Holder shall bear the expense of its or his own counsel.

     SECTION 4.  Indemnification.
                 ----------------

          (a) The Company will indemnify each Holder against all expenses, claims, losses, damages and liabilities (including reasonable legal expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Holder for

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inclusion therein and provided, further, that the Company will not be liable in any such case with respect to any such untrue statement or omission made in any prospectus that is corrected in any amendment or supplement thereto if the person asserting any such loss, claim, damage or liability purchased shares of Common Stock from such Holder, but was not sent or given a copy of the prospectus as amended or supplemented at or prior to the written confirmation of the sale of such Common Stock to such person in any case where such delivery of the amended or supplemented prospectus is required by the Securities Act, unless such failure was a result of noncompliance by the Company with Section 2(e) of this Agreement.

          (b) Each Holder will indemnify the Company, each of its directors and each of its officers who sign the registration statement, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.

          (c) Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party otherwise than pursuant to the provisions of this Section 4 and then, only to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnifying Party, unless the employment of such counsel shall have been authorized in writing by the Indemnified Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying party (in which case the Indemnifying Party shall not have the right to direct the defense or such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 4 is unavailable to a party that would have been an Indemnified Party under this
Section in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Shares agrees that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4(d).

          (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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     SECTION 5.  Information to be Furnished by Holders.
                 --------------------------------------

          Each Holder shall furnish to the Company such information as the Company may reasonably request in writing (which request shall be submitted a reasonable period of time in advance of the filing of the registration statement or amendment or supplement thereto with respect to which the requested information relates) and as shall be required in connection with the Registration and related proceedings referred to in Section 2 hereof.


     SECTION 6.  Additional Representations.
                 --------------------------

          Each Holder of OP Units, upon surrender of any such OP Units for redemption as provided in the OP Partnership Agreement, shall make such investment and other representations in connection with (and as a condition to) the issuance of Common Stock in exchange for such OP Units as the Company or the Operating Partnership may reasonably request.

     SECTION 7.  Rule 144 Sales.
                 --------------

          (a) The Company shall file the reports required to be filed by the Company under the Securities Act and the Exchange Act, so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

          (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable

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Shares to be sold and not bearing and Securities Act legend, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Shares.


     SECTION 8.  Miscellaneous.
                 -------------

          (a)  Governing Law. This Agreement shall be governed in all respects
               -------------
by the laws of the State of Delaware.

          (b)  Amendment. This Agreement may be amended, waived, discharged or
               ---------
terminated only by a written instrument signed by the parties' signatory hereto.

          (c)  Notices, Etc. Each notice, demand, request, request for approval,
               ------------
consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice), required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by facsimile transmission with receipt acknowledged, (iii) five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or
(iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (a) if to the Investor, at its address set forth below its signature hereon, or at such other address or to the fax number as the Investor shall have furnished to the Company in writing, or (b) if to the assignee or transferee of the Investor, at such address or to the fax number

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as such assignee or transferee shall have furnished the Company in writing, or
(c) if to the Company, at the address of its principal executive offices and addressed to the attention of the President, or at such other adders or to the fax number as the Company shall have furnished to the Investor and the assignee or transferee. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder.

          (d)  Counterparts. This Agreement may be executed in counterparts,
               ------------
both of which together shall constitute one instrument.

          (e)  Severability. In the event that any provision of this Agreement
               ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          (f)  Section Titles. Section titles are for descriptive purposes only
               --------------
and shall not control or alter the meaning of the Agreement as set forth in the text.

          (g)  Successors and Assigns. This Agreement shall be binding upon the
               ----------------------
parties hereto and their respective successors and permitted assigns.

          (h)  Remedies. The Company and the Investor acknowledge that there
               --------
would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations or another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

          (i)  Attorneys' Fees. If the Company or any holder brings an action to
               ---------------
enforce its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

          (j)  Third Party Beneficiaries. Each Holder and each Indemnified
               -------------------------
Party, and only such Persons, shall be third party beneficiaries of the agreements contained in this Registration Rights Agreement.

     The foregoing Registration Rights Agreement is hereby executed as of the date herein written.

                              THE COMPANY:

                              MERIDIAN INDUSTRIAL TRUST, INC.


                              By: /s/ Milton K. Reeder
                                    ________________________________

                              Name: Milton K. Reeder
                                    ______________________________

                              Title: President
                                     _____________________________

                              Address:   455 Market Street
                                         17th Floor
                                         San Francisco, CA 94105
                              Telecopy:  (415) 284-2840
                              Attn:      Mr. Robert A. Dobbin

                              THE INVESTOR:

                              KENDALL ONTARIO I

                                    By: /s/ Sam C. Longo, Jr
                                        __________________________________
                                            Sam C. Longo, Jr



                                    By: /s/ Charles B. Kendall
                                        __________________________________
                                            Charles B. Kendall



                                    By: /s/ Darla J. Longo
                                        __________________________________
                                            Darla J. Longo


                                    By:    The Evans Family Trust u/t/d
                                           August 27, 1987


                                    By: /s/ Terrance Degan Evans
                                        __________________________________
                                            Terrance Degan Evans, Trustee



                                    By: /s/ Virginia Dawson Evans
                                        __________________________________
                                            Virginia Dawson Evans, Trustee
                                    Title: General Partners

                                    Address:  P.O. Box 270
                                              Rancho Santa Fe, CA 92067
                                    Telecopy: (___) ___-____
                                    Attn:     Mr. Charles B. Kendall

                                      S-2